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                                                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-1 of Precise Software Solutions Ltd. for the registration of 958,966 shares of its Ordinary Shares to our report dated March 7, 2000, with respect to the financial statements of Precise Software Solutions Ltd. included in the Registration Statement on Form F-1 (No. 333-48878), as amended and the related Prospectus of Precise Software Solutions Ltd. for the registration of 5,002,500 shares of its Ordinary shares.

                              Yours Truly,

                              /s/ Kost, Forer & Gabbay
                              ---------------------------------------
November 15, 2000             KOST, FORER and GABBAY
Tel-Aviv, Israel              A Member of Ernst & Young International